Exhibit 10.7
2007 Performance Incentive Programs
All employees: The Board of Directors has not approved a cash incentive plan, based on 2007 year-end results, as of March 30, 2007.
Executive officers: The Board of Directors has not approved a stock and cash incentive plan based on 2007 year-end results, for the executive officers of the Company, as of March 30, 2007.